Daniel S. Glaser President and Chief Executive Officer Marsh & McLennan Companies, Inc. 1166 Avenue of the Americas New York, New York 10036 212 345 4874 Fax 212 345 6676 dan.glaser@mmc.com www.mmc.com

April 29, 2020

Dominic J. Burke
By e-mail

Subject:    Terms of Employment

Dear Dominic:

This amendment to the Letter Agreement, dated April 1, 2019, between you and Marsh & McLennan Companies, Inc. (the “Letter Agreement”), revises the terms and conditions of your employment by Marsh Services Limited as Vice Chairman of Marsh & McLennan Companies. The Letter Agreement will continue to govern your employment except as specified below:

1.	Section 3(c) shall be deleted and replaced in its entirety with “RESERVED”.

The terms of this amendment are effective as of April 29, 2020. Please acknowledge your agreement with the terms of the Letter Agreement, as amended by this first amendment, by signing and dating below and returning it to me.

Sincerely,

/s/ Daniel S. Glaser

Daniel S. Glaser
President and Chief Executive Officer
Marsh & McLennan Companies, Inc.

Accepted and Agreed:

/s/ Dominic J. Burke____________
(Signature)

April 29, 2020_________________
(Date)